UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2005
DDi Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30241 (Commission File Number)	06-1576013 (IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)	92806 (Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 7, 2005, DDi Corp. (the “Company”) received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that its common stock is subject to potential delisting from The Nasdaq National Market because the bid price of its common stock closed below the minimum $1.00 per share requirement for a period of 30 consecutive business days prior to October 7, 2005 and therefore did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(a)(5). The notice further provides that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until April 5, 2006, to regain compliance. If the Company cannot demonstrate compliance with the Rule by April 5, 2006, the Nasdaq Staff (the “Staff”) will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market (formerly, The Nasdaq SmallCap Market) if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c). If its application is approved, the Company will be afforded the remainder of that market’s second 180 calendar day compliance period in order to regain compliance with the above-referenced $1.00 per share minimum bid listing requirement.
     The notice also states that the Staff will provide written notification that the Company has achieved compliance with the Rule if at any time before April 5, 2006, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, though the notice also states that the Staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances.
     The Company will seek to regain compliance within this cure period. The Company has not determined what action it will take in response to this notice. The Company’s management and board of directors are considering alternatives to address compliance with the $1.00 per share minimum bid price continued listing requirement, which may include effecting a reverse stock split on or before February 5, 2006 by a ratio of not less than one-for-three and not more than one-for-seven (with the exact ratio to be set at a whole number within this range by the Board of Directors in its discretion), previously approved by the Company’s stockholders on August 5, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: October 12, 2005	By:	/s/ Mikel H. Williams
Mikel H. Williams
Senior Vice President and Chief Financial Officer